As filed with the Securities and Exchange Commission on November 3, 2011

Registration Statement No. 333 -160784

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OCEANFREIGHT INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
OceanFreight Inc. 80 Kifissias Avenue GR – 151 25 Amaroussion Athens, Greece +(30) 210 614 0283 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public:   Not applicable.

If only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is being filed by OceanFreight Inc., or the Company, to amend the Registration Statement on Form F-3 (File No. 333 -160784), or the Registration Statement.

On November 3, 2011, pursuant to an Agreement and Plan of Merger dated as of July 26, 2011, by and among DryShips Inc., or the Parent, Pelican Stockholdings Inc., or the Merger Sub, and the Company, Merger Sub merged with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Parent. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Company's securities that remain unsold at the termination of the offering, the Company hereby removes from registration all securities under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on November 3, 2011.

OCEANFREIGHT INC.

/s/Demetris Nenes
Name: Demetris Nenes
Title: Chief Operating Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Form F-3 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on November 3, 2011.

PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director